Exhibit 4(d)
SUPPLEMENTAL INDENTURE NO. 3
     Supplemental Indenture No. 3 (this “Supplemental Indenture No. 3”), dated as of December 30, 2004, by and among Oxford Industries, Inc., a Georgia corporation (the “Company”), the Company’s subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s subsidiaries listed on Schedule B hereto (collectively, the “Existing Guarantors”), and SunTrust Bank, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture, dated as of May 16, 2003 (the “Original Indenture”), as supplemented by a supplemental indenture, dated as of June 13, 2003 (the “Supplemental Indenture No. 1”) and a supplemental indenture, dated as of July 28, 2004 (the “Supplemental Indenture No. 2,” and together with the Original Indenture and the Supplemental Indenture No. 1, the “Indenture”), providing for the issuance of 8 7/8% Senior Notes due 2011 (the “Securities”);
     WHEREAS, the Indenture provides that, without the consent of any Holders, the Company and the Existing Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into indentures supplemental thereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for the purpose of adding a Guarantor;
     WHEREAS, Tommy Bahama Atlantic City, LLC, Tommy Bahama LV Forum, LLC, Tommy Bahama Mission Viejo, LLC, Tommy Bahama Palm Beach Gardens, LLC, Tommy Bahama Phipps Plaza, LLC, Tommy Bahama South Park NC, LLC, Tommy Bahama Troy, LLC, Tommy Bahama Tysons Galleria, LLC, Indigo Palm Fashion Island LLC, Indigo Palms Santana Row, LLC, Indigo Palms LV Forum LLC, Tommy Bahama Ala Moana LLC, Tommy Bahama Biltmore, LLC, Tommy Bahama Birmingham, LLC, Tommy Bahama Boca Raton, LLC, Tommy Bahama Cafe Emporium, LLC, Tommy Bahama Cherry Creek, LLC, Tommy Bahama Chicago, LLC, Tommy Bahama Coral Gables, LLC, Tommy Bahama Farmers Market, LLC, Tommy Bahama Kansas City, LLC, Tommy Bahama La Jolla, LLC, Tommy Bahama Las Olas LLC, Tommy Bahama Las Vegas, LLC, Tommy Bahama Las Vegas Fashion Show, LLC, Tommy Bahama Manhattan Village, LLC, Tommy Bahama Mauna Lani, LLC, Tommy Bahama Myrtle Beach, LLC, Tommy Bahama Newport Beach LLC, Tommy Bahama North Scottsdale, LLC, Tommy Bahama Orlando, LLC, Tommy Bahama Palm Desert, LLC, Tommy Bahama Palo Alto, LLC, Tommy Bahama Pasadena, LLC, Tommy Bahama Primm, LLC, Tommy Bahama San Diego Fashion Valley, LLC, Tommy Bahama San Jose, LLC, Tommy Bahama Sarasota, LLC, Tommy Bahama St. Augustine, LLC, Tommy Bahama Tampa, LLC, Tommy Bahama Tucson, LLC, Tommy Bahama Wailea, LLC, Tommy Bahama Walnut Creek, LLC, Tommy Bahama West Palm, LLC, Tommy Bahama Whalers Village, LLC, Tommy Bahama Woodbury Common, LLC, Tommy Bahama R&R Texas, Inc., Tommy Bahama Austin, L.P. and Tommy Bahama Dallas, L.P. have merged into Tommy Bahama R&R Holdings, Inc.;
     WHEREAS, each New Guarantor wishes to guarantee the Securities pursuant to the Indenture;
     WHEREAS, pursuant to the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Supplemental Indenture No. 3 for the purposes stated herein; and

     WHEREAS, all things necessary have been done to make this Supplemental Indenture No. 3, when executed and delivered by the Company, the Existing Guarantors, and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors, and each New Guarantor, in accordance with its terms.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
     (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     (2) Guarantee. Each New Guarantor hereby agrees to guarantee the Indenture and the Securities related thereto pursuant to the terms and conditions of Article Thirteen of the Indenture, such Article Thirteen being incorporated by reference herein as if set forth at length herein (each such guarantee, a “Guarantee”) and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto.
     (3) Governing Law. THIS SUPPLEMENTAL INDENTURE NO. 3 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
     (4) Counterparts. The parties may sign any number of copies of this Supplemental Indenture No. 3. Each signed copy shall be an original, but all of them together represent the same agreement.
     (5) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
     (6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture No. 3 or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the New Guarantors and the Existing Guarantors.
[Signature page to follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 3 to be duly executed and attested, all as of the date first above written.
     Dated: December 30, 2004

OXFORD INDUSTRIES, INC.
By:	/s/ Dominic C. Mazzone
Name:	Dominic C. Mazzone
Title:	Vice President and Secretary

EACH GUARANTOR LISTED ON SCHEDULE A HERETO
By:	/s/ Dominic C. Mazzone
Name:	Dominic C. Mazzone
Title:	Vice President and Secretary

EACH GUARANTOR LISTED ON SCHEDULE B HERETO
By:	/s/ Dominic C. Mazzone
Name:	Dominic C. Mazzone
Title:	Vice President and Secretary

SUNTRUST BANK, as Trustee
By:	/s/ Muriel Shaw
Authorized Signatory

Schedule A
New Guarantors
TOMMY BAHAMA BEVERAGES, LLC
TOMMY BAHAMA TEXAS BEVERAGES, LLC

Schedule B
Existing Guarantors
LIONSHEAD CLOTHING COMPANY
MERONA INDUSTRIES, INC.
OXFORD CARIBBEAN, INC.
OXFORD CLOTHING CORPORATION
OXFORD GARMENT, INC.
OXFORD INTERNATIONAL, INC.
OXFORD OF SOUTH CAROLINA, INC.
VIEWPOINT INTERNATIONAL, INC.
PIEDMONT APPAREL CORPORATION
TOMMY BAHAMA R&R HOLDINGS, INC.